UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2004

SOLOMON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 L & R Industrial Boulevard

Tarpon Springs, Florida 34689

(Address of principal executive office, including zip code)

(727) 934-8778

(Telephone number, including area code)

Item 1.	Change in Control

Private Placement Overview

On May 13, 2004, we completed a private placement of 1,745,000 shares of Series A Preferred Stock and 3,490,000 warrants, each warrant entitling the holder to purchase one share of our common stock, par value $0.001 per share. We received gross proceeds from the offering, before deducting any placement agent fees or costs, of $1,745,000.

The offering was placed by First Dunbar Securities Corporation of Boston, Massachusetts on a “best efforts” basis. We paid First Dunbar placement fees of $148,325, which is 8.5% of the gross proceeds of the offering, plus out-of-pocket expenses. We also granted First Dunbar a ten year warrant to purchase 250,000 shares of our common stock at $0.33 per share.

As more fully described below, the holders of Series A Preferred Stock have the right to elect three out of five members of our board of directors and the right to vote along with holders of common stock on an as converted basis.

Woodlaken LLC

Woodlaken LLC, a Connecticut limited liability company, serves as the representative of the holders of the Series A Preferred Stock. Each holder of Series A Preferred Stock gave Woodlaken an irrevocable proxy to vote his or her shares of Series A Preferred Stock for directors and other matters to which the Series A Preferred Stock is entitled a vote. This means that Woodlaken will be able to elect a majority of our board of directors and exercise significant influence over all matters requiring stockholder approval, including the approval of significant corporate transactions.

Woodlaken purchased in the private placement, and now directly owns, 150,000 shares of Series A Preferred Stock and warrants to purchase 300,000 shares of common stock, for an aggregate purchase price of $150,000. Woodlaken, by virtue of the proxies granted by the other holders of the Series A Preferred Stock, has voting rights over all of the outstanding Series A Preferred Stock and, therefore, the ability to determine the majority of our board of directors, and is the beneficial owner of 36% of our common stock.

Woodlaken’s principal executive offices are c/o Venture Partners Ltd., Mill Crossing, Bldg. A, 1224 Mill Street, East Berlin, Connecticut 06023. The managing members of Woodlaken are Gary M. Laskowski and Jonathan D. Betts, who hold voting and dispositive power for the securities held by Woodlaken.

Terms of Private Placement

The following is a summary of the terms of the Series A Preferred Stock, warrants and other terms of the private placement.

Series	A Preferred Stock

•	Dividend. The holders of the Series A Preferred Stock will be entitled to receive, if, when and as declared by our board of directors and before any cash is paid out or set aside for any common stock, dividends at the annual rate of $0.08 per share, compounded quarterly, subject to adjustment for stock splits and similar transactions. The dividends will be accruing and cumulative and will be payable upon the earlier to occur of redemption or “liquidation”, as defined below, if not paid earlier. The holders of the Series A Preferred Stock will be entitled to participate in any dividends paid to our common stockholders on an as converted basis.

•	Voting. The holders of Series A Preferred Stock are entitled to vote, together with the holders of common stock, as a single class on the following basis:

•	The holders of Series A Preferred Stock will have the number of votes per share as is equal to the number of shares of common stock into which each share of Series A Preferred Stock is convertible. Common stockholders have one vote per share.

•	Additionally, we will not, without the affirmative vote of 75% of the Series A Preferred Stock:

•	amend our certificate of incorporation or by-laws;

•	re-classify any common stock or establish any other class or classes of stock of equal or superior priority to that of the Series A Preferred Stock;

•	create or authorize any additional shares of Series A Preferred Stock;

•	effect any sale, liquidation, winding up, or merger;

•	sell any assets not in the ordinary course of business or pursuant to any transaction in which control is transferred;

•	declare or pay any dividend on the common stock or repurchase or redeem any of our capital stock;

•	engage in any action which would adversely affect the holders of the Series A Preferred Stock;

•	incur any indebtedness other than trade debt in the ordinary course of business; or

•	purchase the securities of another company.

•	Board. Our board of directors will consist of five members. Holders of Series A Preferred Stock will be entitled to designate three directors. Holders of common stock will be entitled to designate the other two directors.

•	Liquidation. In the event of any liquidation, the holders of the Series A Preferred Stock will be entitled to receive in preference to the holders of common stock an amount equal to $1.00 per share multiplied by four until April 29, 2005, five until April 29, 2006, and six until April 29,

2

2007 and any year thereafter, plus any accrued but unpaid dividends. After the payment of the liquidation preference to the holders of the Series A Preferred Stock, the remaining assets will be distributed ratably to the holders of the common stock and the Series A Preferred Stock on an as converted basis. A merger, consolidation, sale of assets, sale of any business unit, division or subsidiary, or a transaction in which voting control of our company is transferred will be treated as a liquidation.

•	Conversion. Each share of the Series A Preferred Stock may be redeemed and converted at any time, at our option, initially into one share of common stock but only after payment of the liquidation preference. Each share of the Series A Preferred Stock may be converted at any time, at the option of the holder, initially into one share of common stock. The conversion price will be subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalizations and similar transactions.

•	Redemption. Shares of Series A Preferred Stock are redeemable, in whole or in part, at the option of the holders on or after April 29, 2007. The redemption value will be the $6.00 per share plus accrued or accumulated and unpaid dividends.

•	Preemptive Rights. Holders of Series A Preferred Stock have a preemptive right to purchase their pro rata share, based on the number of shares then outstanding, of new securities that we may from time to time propose to sell or issue, except shares proposed to be issued pursuant to an underwritten public offering of our common stock.

•	Anti-Dilution Protection. The number shares of common stock into which the Series A Preferred Stock is convertible are subject to adjustment to prevent dilution in the event of

•	a stock split, stock dividend or recapitalization (e.g., restructuring of debt into equity), or

•	issuance of additional shares of common stock (or other security of instrument convertible into common stock) at a per share purchase price that is less than the per share price at which the Series A Preferred Stock may be converted into common stock, after giving effect to any earlier adjustments. Adjustment of the number of shares is on a standard, weighted-average, anti-dilution basis.

    Warrants

We issued to investors one warrant for each share of Series A Preferred Stock purchased. Each warrant entitles the holder to purchase one share of common stock at $1.00 per share and has a ten year term. The warrants have similar anti-dilution protection as the Series A Preferred Stock.

    Registration Rights

The offer and sale of the common stock underlying the Series A Preferred Stock and warrants will be registered at no expense to the holders on or before January 6, 2005.

    Other Rights

The holders of the Series A Preferred Stock have rights of first refusal and rights of co-sale with respect to the shares of common stock proposed to be sold by David E. Tether, our chairman of the board and chief executive officer.

    Use of Proceeds

We intend to use the gross proceeds form the private placement to purchase inventory, for sales and marketing, to repay trade debt and accrued expenses and for working capital.

3

Exchange of Pinetree Secured Note for Series A Preferred Stock

Simultaneous with the closing of the private placement, Pinetree (Barbados) Inc., the holder of a senior secured convertible note, exchanged all of the outstanding principal and accrued interest on the note, in the aggregate amount of $621,474, for 621,474 shares of Series A Preferred Stock and warrants to purchase 621,474 shares of common stock at $1.00 per share.

Exchange of Existing Preferred Stock

In February 2004, we issued 35,000 shares of preferred stock and warrants to purchase 35,000 shares of common stock to five investors for $140,000. The holders of the preferred stock unanimously consented to the amendment to the existing Series A Preferred Stock designation and, in return, exchanged their investment in the February 2004 private placement for an aggregate of 140,000 shares of Series A Preferred Stock and 280,000 warrants.

Amendment of Bylaws to Eliminate Classified Board

As part of the private placement, our Board of Directors amended our bylaws to eliminate the classified structure of our Board. As a result, all of the members of our Board of Directors will be required to stand for re-election at our 2004 Annual Meeting of Stockholders and thereafter.

Item 7.	Financial Statements and Exhibits.

(a), (b) N/A

(c)

Exhibit	Description

3.1	Amended Certificate of Designation of Series A Preferred Stock as filed with the Delaware Secretary of State on April 29, 2004.

3.2	Amended and Restated Bylaws

10.1	Securities Purchase Agreement by and among Solomon Technologies, Inc., Woodlaken, LLC, et al, dated April 15, 2004.

10.2	Form of Common Stock Purchase Warrant.

10.3	General Release of All Claims dated April 30, 2004 by and among Pinetree (Barbados) Inc., Solomon Technologies, Inc. and Town Creek Industries, Inc.

10.4	Form of Registration Rights Agreement by and among by and among Solomon Technologies, Inc., Woodlaken, LLC, et al, dated April 30, 2004.

10.5	Stockholders’ Agreement by and among by and among Solomon Technologies, Inc., Woodlaken, LLC, David E. Tether, et al, dated April 30, 2004.

10.6	Form of Irrevocable Proxy

10.7	Placement Agent Agreement by and between Solomon Technologies, Inc. and First Dunbar Securities Corporation dated March 12, 2004.

SIGNATURE

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Solomon Technologies, Inc.

Dated: May 14, 2004	By:	/s/ DAVID E. TETHER

David E. Tether Chief Executive Officer

4